UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Syntroleum Corporation

(Name of Registrant as Specified In Its Charter)

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SYNTROLEUM CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held September 8, 2011
To the Stockholders:
The 2011 annual meeting of stockholders of Syntroleum Corporation will be held at Fox Plaza, 5416 S Yale, 4th Floor, Tulsa, Oklahoma 74137, on September 8, 2011, at 2:00 p.m. local time. At the annual meeting, the following matters will be voted upon:
(1)	A proposal to elect two Class C directors as members of our board of directors to serve until the 2014 annual meeting of stockholders or until their respective successors have been duly elected and qualified (Proposal 1).

(2)	A proposal to ratify the appointment of HoganTaylor LLP as our independent registered public accounting firm for the year ending December 31, 2011 (Proposal 2).

(3)	A proposal to approve the 2010 compensation awarded to named executive officers (Proposal 3).

(4)	A proposal to determine the frequency of stockholder advisory votes regarding compensation awarded to named executive officers (Proposal 4).

(5)	Such other business as may properly come before the meeting or any adjournment of the meeting.
The foregoing items of business are more fully described in the proxy statement. We are using Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders primarily over the Internet. We believe that providing our proxy materials over the Internet increases the ability of our stockholders to connect with the information they need, while reducing the cost and environmental impact of our Annual Meeting. On or about July 15, 2011, we mailed our stockholders a notice containing instructions on how to access our 2011 Proxy Statement and 2010 Annual Report to Stockholders. You may access the annual report and proxy statement on the Internet at www.proxydocs.com/synm. The notice also included instructions on how to receive a paper copy of the annual meeting materials, including the notice of annual meeting, proxy statement, and proxy card. The Company expects to see significant cost savings by utilizing the rules allowing for proxy materials to be furnished over the Internet.
Only stockholders of record at the close of business on July 8, 2011, are entitled to notice of and to vote at the annual meeting.
IMPORTANT: All stockholders are cordially invited to attend the annual meeting in person. However, to assure your representation at the annual meeting, you are urged to vote your shares by telephone, the Internet, or if you receive your annual meeting materials by mail, by signing and returning the enclosed proxy card as promptly as possible in the enclosed self-addressed envelope. Any stockholder attending the annual meeting may vote in person even if he or she returned a proxy. However, if a stockholder’s shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the annual meeting, the stockholder must obtain from the record holder a proxy issued in his or her name.
By Order of the Board of Directors,
/s/ Karen L. Gallagher
Karen L. Gallagher, Corporate Secretary
July 15, 2011

PROXY STATEMENT
INFORMATION CONCERING SOLICITATION AND VOTING
PROPOSAL 1—ELECTION OF DIRECTORS
PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
BOARD AUDIT COMMITTEE REPORT
PROPOSAL 3 — APPROVAL OF 2010 COMPENSATION AWARDED TO NAMED EXECUTIVE OFFICERS
PROPOSAL 4 — DETERMINE FREQUENCY OF STOCKHOLDER ADVISORY VOTE REGARDING COMPENSATION AWARDED TO NAMED EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
STOCKHOLDER PROPOSALS
TRANSACTION OF OTHER BUSINESS

SYNTROLEUM CORPORATION

PROXY STATEMENT

This proxy statement and accompanying proxy were first mailed (or mailed available electronically over the Internet) on or about July 15, 2011, in connection with the solicitation of proxies by our board of directors for use at our 2011 annual meeting of stockholders to be held at the time and place set forth in the accompanying notice. As used in this proxy statement, the terms “we,” “our,” “us” or the “Company” mean Syntroleum Corporation, a Delaware corporation, unless the context indicates otherwise.
INFORMATION CONCERING SOLICITATION AND VOTING
Record Date, Share Ownership and Voting
Stockholders of record at the close of business on July 8, 2010, which date is referred to herein as the record date, are entitled to notice of and to vote at the annual meeting. As of the record date, 97,878,110 shares of common stock were issued and outstanding. Each outstanding share entitles the holder to one vote on each matter submitted to a vote of stockholders at the meeting. No other class of stock with voting rights is outstanding. Cumulative voting is not allowed in the election of directors.
Stockholders may vote by mail, telephone, the Internet or in person. Please note that voting via the Internet is a valid proxy voting method under the laws of the State of Delaware (our state of incorporation). Telephone voting can be accessed by calling the toll-free number 1-866-390-5395. Internet voting can be accessed by logging on to the following Internet address: www.proxypush.com/synm. Telephone and Internet voting information is provided on the proxy card. A control number located on the proxy card is designed to verify each stockholder’s identity and allow stockholders to vote their shares and confirm their voting instructions have been properly recorded. If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from your bank or broker. The availability of telephone or Internet voting will depend on your bank or broker’s voting process. If you do not choose to vote by telephone or Internet, you may still return your proxy card, properly signed, and the shares represented will be voted in accordance with your directions.
All properly executed proxies received prior to the commencement of voting at the annual meeting will be voted in accordance with the specification made on the proxy. Proxies submitted without specification will be voted (except to the extent that authority to vote has been withheld) (1) FOR Proposal 1 to elect the nominees for director proposed by the board of directors and (2) FOR Proposal 2 to ratify the appointment of HoganTaylor LLP as our independent registered public accounting firm for the year ending December 31, 2011, (3) FOR Proposal 3 for the approval of 2010 compensation awarded to the named executive officers and (4) Every 1 YEAR for the frequency of the shareholder advisory vote regarding compensation awarded to the named executive officers, all as described in greater detail elsewhere in this proxy statement. With respect to any other business that may properly come before the meeting, proxies will be voted in the discretion of the persons named in the proxy, except that proxies voted against the proposal to elect each of the two nominees as directors will not be voted in favor of any adjournment of the annual meeting for the purpose of soliciting additional proxies. The persons named as proxies were designated by the board of directors and are officers of Syntroleum.
Quorum
The presence, either in person or by proxy, of the holders of a majority of the shares of common stock issued and outstanding on the record date will constitute a quorum for the transaction of business at the annual meeting. Shares that are voted “FOR,” “AGAINST,” “WITHHOLD,” and “ABSTAIN,” as well as broker “non-votes” will be counted as present for purposes of determining whether there is a quorum at the annual meeting. Broker “non-votes” occur when a broker returns a properly executed proxy but does not vote on a particular proposal because the broker has not received voting instructions from the beneficial owner. In the absence of voting instructions from the beneficial owner, brokers are precluded from exercising their discretion to vote on all matters.
Revoking a Proxy
Any stockholder may revoke his or her proxy at any time before it is voted at the meeting by (1) duly executing and delivering to our corporate secretary a proxy bearing a later date, (2) filing with our corporate secretary a written notice of revocation or (3) voting in person at the meeting. The mailing address of our executive office is 5416 S. Yale, Ste. 400, Tulsa, OK 74135. A stockholder’s presence without voting at the annual meeting will not automatically revoke a previously delivered proxy, and any revocation during the meeting will not affect votes previously taken.
Solicitation
Solicitation of proxies will be primarily by mail. In addition to solicitation by mail, our officers, directors and employees may solicit proxies in person or by telephone and facsimile transmission, for which such persons will receive no additional compensation. We will pay all costs of soliciting proxies. We will reimburse brokerage houses, banks and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners of our common stock.

PROPOSAL 1—ELECTION OF DIRECTORS
Our certificate of incorporation divides the board of directors into three classes with the number of directors in each class to be fixed as provided in our bylaws. Our bylaws provide for a board of not less than three and no more than 11 directors with the exact number of directors in each class to be fixed by our board. Our board has determined that the total number of directors on the board at this time shall be six and that two directors shall be in each of Class A, Class B and Class C. Directors hold office for staggered terms of three years (or less if they were appointed to the board between annual meetings to fill a vacancy). One of three classes is elected at each year’s annual meeting to succeed the directors of that class whose terms are expiring. The terms for the directors of Classes C, A, and B expire at the annual meeting of stockholders in 2011, 2012 and 2013, respectively.
Messrs. Albe and Roth are Class C directors whose current terms are expiring at the 2011 annual meeting. Messrs. Alvin and Roth have been nominated for reelection to serve until the 2014 annual meeting of stockholders and until their successors are elected and qualified.
The persons named in the accompanying proxy intend to vote such proxy FOR the election of each of the nominees, unless authority to vote for the nominee is withheld by you on your proxy. Although the board of directors has no reason to believe that a nominee will be unable to serve as a director, if a nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the board of directors, unless contrary instructions are given in the proxy.
Votes Required
Directors will be elected by a plurality of the votes cast in person or by proxy at the annual meeting.
The board of directors recommends that you vote FOR the election of the following two nominees as Class C directors.
The following information is provided with respect to each nominee for election as a Class C director and for each of our Class A and B directors whose terms will expire in 2012 and 2013, respectively.
Nominees for Class C Directors

Name and Business Experience	Age
Alvin R. Albe, Jr.	58
Mr. Albe has served as a director since December 1988. Mr. Albe is currently a Senior Advisor to The TCW Group, Inc. “TCW”, an investment management firm with over $100 billion of assets under management. Mr. Albe joined TCW in 1991 as Chief Administrative Officer and a member of the management committee. He was an Executive Vice President of TCW and President and Chief Executive Officer of its mutual fund complex, TCW Investment Company. Mr. Albe relinquished his day-to-day operating responsibilities in 2008 and became a Senior Advisor to TCW working primarily with TCW’s Energy and Infrastructure team. Prior to joining TCW in 1991, Mr. Albe was President of Oakmont Corporation, a family office that administers and manages assets for high net worth individuals and their families. Mr. Albe was associated with Oakmont Corporation from 1982 to 1991. Prior to 1982, Mr. Albe was Manager of Accounting at McMoRan Oil and Gas Co., and a Certified Public Accountant with Arthur Andersen & Co. in New Orleans. Mr. Albe graduated from the University of New Orleans with a B.S. in Accounting. The board selected Mr. Albe to serve as a director because of his extensive financial background in investments and accounting standards.

Edward G. Roth	55
Mr. Roth has been our President and Chief Executive Officer since November 19, 2007 and a director since March 16, 2007. Mr. Roth joined Syntroleum in July 2004 as our Senior Vice President of Projects. In April 2005, Mr. Roth was named our Executive Vice President of Engineering and Chief Technology Officer and in March 2007

was appointed as our President. Prior to joining Syntroleum in July 2004, Mr. Roth was employed by Petrofac Resources International, serving in varying positions from December 1997 to July 2004. In July 2003, Mr. Roth served as President and Chief Operating Officer of Petrofac LLC, a company involved in all facets of turnkey engineering, procurement and construction in refining and gas processing. From February 1994 to December 1997, Mr. Roth was Vice President of Engineering & Operations at Zilkha Energy. From December 1979 to February 1994, he was employed by ARCO in various capacities, including drilling production operations and business development both domestically and internationally. Mr. Roth has a B.S. in Petroleum Engineering from Texas A&M University and a M.B.A. in Finance from the University of Chicago. Mr. Roth is a certified professional engineer. Mr. Roth was selected by the board for his extensive background in the energy industry in engineering, procurement and construction in refining and gas processing as well as for his engineering technical expertise and executive experience.
2012 — Class A Directors

Name and Business Experience	Age
Frank M. Bumstead	69
Mr. Bumstead has been a director since May 1993. He has served as the Chairman of Flood, Bumstead, McCready & McCarthy, Inc., a financial and business management firm, since 1989 and as a managing member of FBM Consults, LLC since January 1, 2001. Mr. Bumstead presently serves as a director and Chairman of the Compensation Committee of Brookdale Senior Living, Inc.; a New York Stock Exchange listed company, director of United Supermarkets, Inc.; director of Nashville Wire Products, Inc.; a trustee of The Memorial Foundation and chairman of audit, finance and investment committees for the Country Music Association, Inc. Mr. Bumstead holds a B.S. in Business Administration from Southern Methodist University and a Masters of Business Management from Vanderbilt Owen Graduate School of Management. The board selected Mr. Bumstead to serve as a director because of his experience in financial management and his board experience with other public companies.

Robert B. Rosene, Jr.	57
Mr. Rosene has been our Chairman of the board since November 19, 2007 and a director since March 1985. Mr. Rosene has been President of Seminole Energy Services, L.L.C., a natural gas marketing and gathering company, since 1998. From 1984 to August 1998, he was Vice President of Boyd Rosene and Associates, Inc., a natural gas consulting and marketing firm which he co-founded. From 1976 to 1984, he was employed with Transok Pipeline Company, where he served in various positions, including Manager of Rates and Contract Administration and director of Gas Acquisitions. In 1987, Mr. Rosene co-founded MBR Resources, an oil and gas production company with operations in Arkansas, New Mexico, Oklahoma and Texas. Mr. Rosene holds a B.A. in Accounting from Oklahoma Baptist University. The board selected Mr. Rosene for his expansive knowledge of the oil and gas industry and macro-economic global conditions and his ability to bring a unique and valuable perspective to the board.
2013 Class B Directors

Name and Business Experience	Age
P. Anthony Jacobs	69
Mr. Jacobs has served as a director since November 1995. Mr. Jacobs also served as the Chairman of the board of SLH Corporation, a predecessor to the company, from December 1996 through the closing date of the merger of Syntroleum Corporation into SLH Corporation in August 1998. Mr. Jacobs retired in 1998. Previously he served as President and Chief Executive Officer of Lab Holdings, Inc., a company principally engaged in the laboratory testing business, from September 1997 until August of 1999 when Lab Holdings merged with Lab One, Inc. From 1990 to 1993, he served as Executive Vice President and Chief Operating Officer of Seafield Capital Corporation, and from May 1993 to September 1997, he served as President and Chief Operating Officer of Seafield Capital Corporation. Mr. Jacobs holds a B.A. and an M.B.A. from the University of Kansas and is also a Chartered Financial Analyst. The board selected Mr. Jacobs to serve as a director because he brings extensive financial expertise in both the public and private markets.

James R. Seward	58
Mr. Seward has served as a director since December 1988. Mr. Seward also served as the President, Chief Executive Officer and director of SLH Corporation from February 1997 through the closing date of the merger of Syntroleum Corporation into SLH Corporation in August 1998. Mr. Seward is currently a private investor. Mr. Seward presently serves as a director of Brookdale Senior Living, Inc, a company traded on the New York Stock Exchange and RBC Funds, a family of publicly traded mutual funds. From 1990 to September 1997, Mr. Seward served as Chief Financial Officer and a director of Seafield Capital Corporation. From 1990 to May 1993, he served as Senior Vice President of Seafield Capital Corporation, and from May 1993 to September 1997, he served as Executive Vice President. Mr. Seward holds a B.A. from Baker University and an M.B.A. in Finance and a M.P.A. from the University of Kansas and is also a Chartered Financial Analyst. The board selected Mr. Seward to serve as a director because it believes he possesses valuable financial expertise, including extensive experience with capital markets transactions and investments in both public and private companies.
There are no family relationships, of first cousin or closer, among our directors and executive officers, by blood, marriage or adoption.
Affirmative Determinations Regarding Director Independence and Other Matters
Our board of directors has determined that each of the following directors is an “independent director” as such term is defined in Rule 5605(a)(2) of the Nasdaq Stock Market (“Nasdaq”) Listing Rules: Alvin R. Albe, Jr., Frank M. Bumstead, P. Anthony Jacobs, Robert B. Rosene, Jr. and James R. Seward.
These five directors are each referred to individually as an “independent director” and collectively as the “independent directors.”
The board of directors has also determined that each member of the two committees of the board meets the independence requirements applicable to those committees prescribed by Nasdaq, the Securities and Exchange Commission (“SEC”) and the Internal Revenue Service.
The Nominating and Compensation Committee reviewed the applicable legal standards for board member and board committee independence. On the basis of this review, the Nominating and Compensation Committee disclosed no change to the full board of directors and the board made its “independent director” determinations based upon the Nominating and Compensation Committee’s disclosure and each director’s review of the information made available to the Nominating and Compensation Committee.
Board Committees
The board of directors has two standing committees: the audit committee and the nominating and compensation committee.
Audit Committee
During 2010, the audit committee consisted of Messrs. Albe (Chairman), Bumstead, Jacobs, Rosene and Seward. The committee met four times during 2010. During 2011, the audit committee will consist of Messrs. Albe (Chairman), Bumstead, Jacobs, Rosene and Seward. The board of directors has determined that:
(i)	each member of the committee meets the independence criteria required by applicable law and the rules of the SEC and the Nasdaq for audit committee membership;

(ii)	each member of the committee is an “independent director” as defined in Section 10A(m)(1)(B)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Nasdaq Rule 5605(a)(2);

(iii)	each member of the committee meets the Nasdaq’s financial knowledge requirements; and

(iv)	Mr. Albe is the “audit committee financial expert” under SEC rules and meets the Nasdaq’s professional experience requirements.
Each other member of the audit committee believes that he also meets the requirements for being considered an “audit committee financial expert” under applicable rules and regulations.

The audit committee operates pursuant to a written charter, a copy of which can be found at our website at www.syntroleum.com. As more fully described in the charter, the committee recommends to the board of directors the independent registered public accounting firm to perform the annual audit of our fiscal year financial statements and reviews: (i) the scope, plan and findings of the annual audit and any recommendations of the independent registered public accounting firm, (ii) the adequacy of internal accounting controls and audit procedures, (iii) our audited financial statements,(iv) the non-audit services performed by the independent registered public accounting firm, and (v) the fees paid to the independent registered public accounting firm for audit and non-audit services.
Nominating and Compensation Committee
During 2010, the nominating and compensation committee consisted of Messrs. Albe, Bumstead, Jacobs, Rosene (Chairman) and Seward. The committee took action by unanimous written consent on one occasion and approved 2010 incentive compensation during executive sessions of board meetings, with only nominating and compensation members present and the Chief Executive Officer present and the Chief Executive Officer excused for all compensation decisions pertaining to him. During 2011, the nominating and compensation committee will consist of Messrs. Albe, Bumstead, Jacobs, Rosene (Chairman) and Seward. The board of directors has determined that each director who served on the nominating and compensation committee during 2010 and will serve during 2011:
(i)	qualifies as an “outside director” under Section 162(m) of the Internal Revenue Code (the “Code”);

(ii)	is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act; and

(iii)	is an “independent director” as defined in Nasdaq Rule 5605(a)(2).
The nominating and compensation committee operates pursuant to a written charter, a copy of which can be found on our website at http://www.syntroleum.com. As more fully described in the charter, the committee establishes and reports to the full board with respect to compensation plans under which officers and directors are eligible to participate, and recommends to the board for approval the salary for the chief executive officer and other executive officers. The committee administers our 2005 Stock Incentive Plan and reviews our overall compensation philosophy and program on a regular basis. The committee also recommends policies concerning director compensation to the board of directors.
The nominating and compensation committee may delegate its authority over discrete aspects of our overall compensation program to a subcommittee comprised of one or more members of the board of directors. The committee has formed a subcommittee, comprised of Mr. Robert Rosene that delegates authority to Mr. Rosene to grant stock based awards under our 2005 Stock Incentive Plan of not to exceed 20,000 shares of our common stock per award to all non-exempt employees and to exempt level employees. The delegation of authority to the subcommittee is not exclusive and the committee as a whole may, in its discretion, also make stock based awards to non-exempt and exempt level employees. For the purposes of determining exempt versus non-exempt employees, all employees eligible for overtime are considered non-exempt.
Director Nominations Process
The nominating and compensation committee is also responsible for identifying, evaluating and recommending to our board of directors qualified director nominees to be elected by the stockholders at each annual meeting and to be elected by the directors to fill any vacancies on the board that may arise between annual stockholder meetings.
In evaluating the qualifications of prospective nominees to the board, the nominating and compensation committee considers each nominee’s personal and professional integrity, experience, skills, ability and willingness to devote the time and effort necessary to be an effective board member, and commitment to acting in the best interests of our company and our stockholders. The nominating and compensation committee also considers whether candidates provide an appropriate mix of backgrounds and skills to the board.

Internal Process for Identifying Candidates
The nominating and compensation committee has two primary methods for identifying candidates (other than those proposed by our stockholders, as discussed below). First, on a periodic basis, the nominating and compensation committee solicits ideas for possible candidates from a number of sources, including members of the board, our senior level executives and individuals personally known to the members of the board.
Second, the nominating and compensation committee may from time to time use its authority under its charter to retain, at company expense, one or more search firms to identify candidates. If the nominating and compensation committee retains one or more search firms, such firms may be asked to identify possible candidates, to interview and screen such candidates (including conducting appropriate background and reference checks), to act as a liaison among the board, the committee members and each candidate during the screening and evaluation process and thereafter to be available for consultation as needed by the nominating and compensation committee.
Nomination Recommendations by Stockholders
The nominating and compensation committee will consider nominees for director recommended by our stockholders. Please submit your recommendation along with their full suite of credentials to Karen L. Gallagher, Senior Vice President of Finance, Principal Financial Officer and Corporate Secretary, Syntroleum Corporation, 5416 S Yale, Ste. 400, Tulsa, OK 74135.
In addition to recommending director nominees to the nominating and compensation committee, any stockholder may nominate one or more persons for election as one of our directors at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our bylaws, as described under “Stockholder Proposals” elsewhere in this proxy statement.
Evaluation of Candidates
The nominating and compensation committee will consider all candidates identified through the processes described above. The extent to which the committee dedicates time and resources to the consideration and evaluation of any potential nominee brought to its attention depends on the information available to the committee about the qualifications and suitability of the individual, viewed in light of the needs of the board, and is at the committee’s discretion. The committee evaluates the desirability for incumbent directors to continue on the board following the expiration of their respective terms, taking into account their contributions as board members and the benefit that results from increasing insight and experience developed over a period of time. Although the committee will consider candidates for director recommended by stockholders, it may determine not to recommend that the board, and the board may determine not to, nominate those candidates for election to our board.
The nominating and compensation committee believes that nominees should, in the judgment of the board, be persons of integrity and honesty, be able to exercise sound mature and independent business judgment in the best interests of the stockholders as a whole, be recognized leaders in business or professional activity, have background experience that will complement those of other board members, be able to actively participate in board and committee meetings and related activities, be able to work professionally and effectively with other board members and management, be available to remain on the board long enough to make an effective contribution and have no material relationship with competitors, customers, or other third parties that could present realistic possibilities of conflict of interest or legal issues.
The nominating and compensation committee also believes that the board should include appropriate expertise and reflect gender, culture and geographical diversity, in light of the entire board’s current composition. The committee values gender, cultural and geographical diversity in its directors and will review nominees with the goal of having directors whose background and experience complement those of other directors, employees, and clients.

Timing of the Identification and Evaluation Process
The nominating and compensation committee will meet on the date of the first regularly scheduled meeting of the board in a calendar year if new director nominees are proposed. At this meeting, the committee considers, among other things, candidates to be recommended to the board for inclusion in the slate of director nominees to be recommended by the board at the next annual meeting of stockholders. The board usually meets in the first quarter to vote on, among other things, the slate of director nominees to be submitted to and recommended for election by stockholders at the annual meeting.
Board Leadership Structure
Robert B. Rosene, Jr., an independent director, serves as our chairman of the board and Edward G. Roth serves as our CEO. The board believes that independent oversight of management is an important component of an effective board of directors. The independent board members have determined that the most effective board leadership structure for Syntroleum at the present time is for separation of the chairman of the board from the CEO position. The independent board members believe that because the CEO is ultimately responsible for day-to-day operations of the Company and for executing the Company’s strategy, that it is best served to have an independent separate role of Chairman of the board. This allows for proper oversight and guidance. The CEO contacts the Chairman of the board on a regular basis and provides status updates of operations during these discussions. The board retains the authority to modify this structure to best address the Company’s unique circumstances, and so advance the best interests of all stockholders, as and when appropriate.
Board’s Role in Risk Oversight
The full board of directors is actively involved in overseeing risk management for the Company. It does so in part through its monthly board meetings at which time members of management who supervise day-to-day risk management present all current risks in current business practices or future business prospects. Members of management disclose current margins on future operations from current market information, treasury risk including current cash balances and financial institutions, future investment risks or liquidity risk though cash flow forecasts and operational updates for construction and/or project management for current clients or joint ventures. Any new business prospects or processes are reviewed for risks, including market, investment, environmental, procedural and insurability before being presented to the board. Members of management present all known risks from this analysis to the board before requesting to proceed with further due diligence. If board approval is obtained to pursue a second level of due diligence then members of management expend more resources and time on the risks associated with any proposal by seeking third party analysis of known market trends and demands, traveling to and from different sites related to the proposal, performing detailed financial analysis as well as performing technical analysis of the process or prospect. All of this is presented to the board for review and approval before initiating any other negotiations.
In addition, each of our board committees considers the risks within its areas of responsibilities. The audit committee reviews risks related to financial reporting. The audit committee discusses material violations of Company policies brought to its attention on an ad hoc basis. Additionally, the outcome of the Company’s internal control assessment is presented to the audit committee annually; this assessment identifies internal controls and risks and drives the internal audit plan for the coming year. Material violations of the Company’s Code of Ethics and related corporate policies are reported to the audit committee and as required are reported to the full board.
Communication with Directors
Interested persons may send written communications to the board, including non-management members of the board, by mailing those communications to the audit committee at:
Syntroleum Corporation
c/o Audit Committee of the Board of Directors
5416 S. Yale Ste. 400
Tulsa, Oklahoma 74135

The audit committee will forward communications to individual directors, as appropriate.
We do not maintain a policy regarding director attendance at our annual meeting of stockholders. There were six directors at the time of the 2010 annual meeting of stockholders, and two directors attended the meeting.
Director Compensation
During 2010, the board of directors held a total of 12 regular meetings and four special meetings and took action by unanimous written consent on six occasions. No director attended fewer than 75 percent of the aggregate of board meetings and meetings of any committee on which he served in 2010.
We do not pay our directors a cash retainer. All directors are reimbursed for their travel and other expenses involved in attendance at board and committee meetings.
Under the 2005 Stock Incentive Plan, non-employee directors are eligible to receive grants of options to purchase shares of our common stock or awards of common stock or restricted stock. On January 1 of each year, non-employee directors received annual grants of a number of shares of our common stock determined by dividing $50,000 by the closing price of our common stock on the last trading day of the previous year. We granted 18,797 shares to each of our directors on January 1, 2010 at a grant date stock price of $2.66 and expect to continue the annual grant of common stock to non-employee directors as part of their compensation for service on the board. Mr. Robert B. Rosene, Jr., Chairman of the board, received an additional grant of 35,088 shares of common stock at a grant date price of $2.85 in recognition of his additional services as Chairman of the board.
Employees who are directors are not paid any fees or additional remuneration for their services as members of the board or any committee of the board.
At December 31, 2010 our non-employee directors held unexercised options to purchase common stock as follows: Alvin R. Albe, Jr.—20,406; Frank M. Bumstead—20,406; P. Anthony Jacobs—10,002; Robert B. Rosene, Jr.—20,406; James R. Seward—3,301.
Stock Ownership Guidelines for Directors
We do not have a set guideline for director stock ownership. We do, however, encourage stock ownership by our directors and all compensation for services as a director is paid by us in shares of our common stock. As of December 31, 2010 board members beneficially owned approximately 5.3% of our issued and outstanding common stock.
Certain Relationships and Related Person Transactions and Code of Ethics
We have a written Code of Ethics and Conduct pursuant to which we evaluate all transactions required to be reported under Item 404 of Regulation S-K promulgated under the Securities Act and the Exchange Act. The Code of Ethics is accessible on our website, www.syntroleum.com. This policy provides for the transaction to be brought to the attention of the CEO, PFO or Audit Committee for approval. If approval is obtained, our practice is to take the matter to our board of directors and, in certain circumstances involving equity transactions, to our stockholders.
Tyson Foods, a greater than 8% shareholder, is our partner in the Dynamic Fuels venture which is discussed at length in our SEC filings. We provide technical engineering, licensing and other services to Dynamic Fuels and Tyson will provide feedstock.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our board of directors, upon recommendation of the audit committee, has appointed HoganTaylor LLP as our independent registered public accounting firm for the year ending December 31, 2011. HoganTaylor LLP was our independent accountant for the year ended December 31, 2010.
Although the selection and appointment of independent registered public accounting firm is not required to be submitted to a vote of stockholders, the board of directors has determined to ask our stockholders to approve this appointment.
Votes Required
Approval of Proposal 2 to ratify the appointment of HoganTaylor LLP as our independent registered public accounting firm for the year ending December 31, 2011, requires the affirmative vote of a majority of the “votes cast” on the proposal at the meeting either in person or by proxy. “Votes cast” means all shares that are voted “for,” “against,” “withhold,” or “abstain” with respect to a proposal. Abstentions will have the effect of a vote against the proposal and broker non-votes will be treated as not present and will not be considered in determining the “votes cast” either for or against Proposal 2.
The board of directors recommends that stockholders vote FOR the ratification of the appointment of HoganTaylor LLP as our independent registered public accounting firm for the year ending December 31, 2011.
Representatives of HoganTaylor LLP are expected to be present at the meeting, will be given the opportunity to make a statement if they so desire, and be available to respond to appropriate questions of any stockholders.
BOARD AUDIT COMMITTEE REPORT
Our committee has reviewed and discussed Syntroleum’s audited financial statements for the year ended December 31, 2010 with management. In addition, we have discussed with HoganTaylor LLP, Syntroleum’s independent registered public accounting firm, the matters required by Codification of Statements on Auditing Standards No. 61 (SAS 61).
We have received the written disclosures and the letter from HoganTaylor LLP required by Independence Standards Board Standard No. 1, and we have reviewed, evaluated and discussed the written disclosures with that firm and its independence from Syntroleum. We also have discussed with management and HoganTaylor LLP such other matters and received such assurances from them as we deemed appropriate.
Based on the foregoing review and discussions and relying thereon, we recommended to the board of directors the inclusion of Syntroleum’s audited financial statements for the year ended December 31, 2010 in Syntroleum’s Annual Report on Form 10-K for such year filed with the SEC on March 15, 2011.
Audit Committee
Alvin R. Albe, Jr. (Chairman)
Frank M. Bumstead
P. Anthony Jacobs
Robert B. Rosene, Jr.
James R. Seward

Independent Registered Public Accounting Firm’s Fees
HoganTaylor LLP billed us fees in fiscal year 2010 and 2009 as set forth in the table below for (i) the audit of our annual financial statements, the audit of effectiveness of internal controls over financial reporting, the reviews of our quarterly financial statements and services related to certain SEC registration statements, (ii) assurance and related services that are reasonably related to the performance of the audit or review of financial statements not included in (i), (iii) professional services relating to tax compliance and preparation, tax advice and tax planning, and (iv) all other services rendered.

	2010	2009
Audit Fees	$140,000	$137,000
Audit-Related Fees*	22,500	25,865
Tax Fees	15,000	10,400

Total	$177,500	$173,265

*	Represents fees for professional services rendered for review of filings in 2010 and 2009.
The Audit Committee has considered whether the provision of services rendered in 2010, other than the audit of our financial statements, the 2010 audit of effectiveness of internal controls over financial reporting, and the reviews of our quarterly financial statements, was compatible with maintaining the independence of HoganTaylor LLP and determined that the provision of such services was compatible with maintaining such independence.
The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditor. The Audit Committee’s amended and restated charter allows the Audit Committee to delegate to subcommittees consisting of one or more members the authority to grant pre-approvals of audit and permitted non-audit services between Audit Committee meetings, provided that the subcommittee reports any pre-approval decisions to the full Audit Committee at the committee’s next scheduled meeting. The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services performed by the independent registered public accounting firm. The policy requires advance approval by the Audit Committee of all audit and non-audit work. Unless the specific service has been previously pre-approved with respect to the 12-month period following the advance approval, the Audit Committee must approve a service before the independent registered public accounting firm is engaged to perform the service. The Audit Committee has given advance approval for specified audit, audit-related and tax services for 2011. Requests for services that have received this pre-approval are subject to specified fee or budget restrictions as well as internal management controls. All of the 2010 audit and non-audit services described above were pre-approved by the Audit Committee in accordance with its charter, its policies and procedures, and pursuant to applicable rules of the SEC.

PROPOSAL 3 — APPROVAL OF 2010 COMPENSATION AWARDED TO NAMED EXECUTIVE
OFFICERS
As required by the SEC’s proxy rules, we are seeking an advisory, non-binding stockholder vote with respect to compensation awarded to our named executive officers for 2010.
Our executive compensation program and compensation to our named executive officers are described in pages 23-31 of this proxy statement. Our compensation programs are overseen by the Nominating and Compensation Committee and reflect our philosophy to pay all of our named executive officers, in ways that support two primary business objectives:
Attract, retain and motivate highly qualified individuals.
Align employee interest with long-term stockholder interests.
To help achieve these objectives, we structure our named executive officers’ compensation to reward the achievement of short-term and long-term strategic and operational goals.
Votes Required
Approval of Proposal 3 requires the affirmative votes of a majority of the “votes cast” on the proposal at the meeting either in person or by proxy. “Votes cast” means all shares that are voted “for,” “against,” “withhold,” or “abstain” with respect to a proposal. Abstentations will have the effect of a vote against the proposal and broker non-votes will be treated as not present and will not be considered in determining the “votes cast” either for or against Proposal 4. Because this vote is advisory, it will not be binding upon our board of directors. However, the Nominating and Compensation Committee will consider the outcome of the vote, along with other relevant factors, in evaluating its executive compensation program.
The board of directors recommends that stockholders vote FOR the approval of 2010 compensation awarded to named executive officers, as disclosed under SEC rules, including the Compensation Discussion and Analysis, the compensation tables, and related narrative disclosures in this proxy statements

PROPOSAL 4 — DETERMINE FREQUENCY OF STOCKHOLDER ADVISORY VOTE REGARDING
COMPENSATION AWARDED TO NAMED EXECUTIVE OFFICERS
As required by the SEC’s proxy rules, we are seeking an advisory, non-binding stockholder vote about how often we should present stockholders with the opportunity to vote on compensation awarded to our named executive officers. You may elect to have the vote held every year, every two years, or every three years, or you may wish to abstain. We recommend that this advisory vote be held once every year, but stockholders are not voting to approve or disapprove of that recommendation. We believe that an annual voting frequency will provide our stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies, and practices in the context of our long-term business results for the corresponding period. We also believe that an annual timeframe provides a better opportunity to observe and evaluate the impact of any changes to our executive compensation policies and practices that have occurred since the last advisory vote.
Votes Required
The frequency that receives the highest votes cast will be deemed to be the frequency selected by the stockholders. Because this vote is advisory, it will not be binding upon our board of directors. However, the Nominating and Compensation Committee will consider the outcome of the stockholder vote, along with other relevant factors, in recommending a voting frequency to our board of directors.
The board of directors recommends that stockholders vote for a frequency of once every 1 YEAR for the stockholder advisory vote on compensation awarded to our named executive officers.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
Unless otherwise stated, the following table sets forth the number of shares of our common stock beneficially owned as of July 8, 2011, by (1) each director and nominee for director, (2) each of the executive officers named in the Summary Compensation Table in this proxy statement, (3) all directors and executive officers as a group; and (4) all persons known by us to be the beneficial owners of at least five percent (5%) of our outstanding common stock. As of July 8, 2011, there were 97,878,110 shares of our common stock issued and outstanding.

		Percentage
Name (1)(2)	Shares	of Class
Current Executive Officers
Edward G. Roth	1,844,565	1.9%
Karen L. Gallagher Directors	245,516	*
Alvin R. Albe, Jr.	457,318	*
Frank M. Bumstead(3)	326,564	*
P. Anthony Jacobs(4)	782,838	*
Robert B. Rosene, Jr.(5)	555,046	*
James R. Seward	525,571	*
All directors and executive officers as a group (7 persons)	4,737,418	4.8%
Tyson Foods, Inc. 2200 Don Tyson Parkway Springdale, Arkansas 72762-6999	8,000,000	8.2%

*	Represents ownership of less than 1%.

(1)	Except as otherwise noted and subject to applicable community property laws, each stockholder has sole voting and investment power with respect to the shares beneficially owned. The business address of each director and executive officer is c/o Syntroleum Corporation, 5416 S Yale Ave., Ste 400, Tulsa, OK, 74135.

(2)	Shares of common stock subject to options and warrants that are exercisable within 60 days of the date of this proxy statement are deemed outstanding for purposes of determining beneficial ownership and computing the percentage ownership of such person, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Accordingly, the following shares of common stock subject to stock options or warrants are included in the table: Edward G. Roth — 150,000; Karen L. Gallagher — 65,000; Alvin R. Albe, Jr. — 19,347; Frank M. Bumstead — 19,347; P. Anthony Jacobs — 8,943; Robert B. Rosene, Jr. — 19,347; James R. Seward — 2,242; and all directors and executive officers as a group — 284,226. Restricted Stock awards granted but not vested as of March 11, 2011 are deemed outstanding for purposes of determining beneficial ownership and computing the percentage ownership of such persons. Accordingly, the following restricted shares of common stock subject to vesting based on milestone achievements by the Company are included in the table: Edward G. Roth — 900,000.

Under the Company 401K Plan, the Company matches employee contributions with shares of common stock. Shares of common stock held by individuals in their 401K Plan are: Edward G. Roth — 32,681 and Karen L. Gallagher — 4,516.

(3)	Includes 13,847 shares of common stock held by Mr. Bumstead’s wife, as to which he disclaims beneficial ownership.

(4)	Includes 125,000 shares of common stock held by Mr. Jacobs’ wife, as to which he disclaims beneficial ownership, and 648,895 shares held by the P. Anthony Jacobs Trust.

(5)	Includes 10,200 shares of common stock owned by trusts the beneficiaries of which are Mr. Rosene’s children, as to which Mr. Rosene disclaims beneficial ownership.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and owners of 10% or more of our common stock to file with the SEC and the Nasdaq Stock Market initial reports of ownership and reports of changes in ownership of common stock. Based solely on a review of the copies of reports furnished to us and representations that no other reports were required, we believe that all of our directors, executive officers and 10% or more stockholders during the fiscal year ended December 31, 2010 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act.
Executive Officers of the Company
The following are our executive officers.

Name	Age	Position
Edward G. Roth	55	Chief Executive Officer, President and Director
Karen L. Gallagher	59	Senior Vice President of Finance and Principal Financial Officer
For biographical information on Mr. Roth, please see, “Class C Directors”.
Karen L. Gallagher is a Senior Vice President and our Principal Financial Officer, having joined our company in June 2007. Ms. Gallagher was previously Executive Vice President, Chief Financial Officer and Cashier for Summit Bank from 2001 to 2007, Senior Vice President, Chief Financial Officer and Cashier for Federal BankCentre from 1998-2001, Vice President and Chief Financial Officer for Community Care HMO, Inc. from 1994-1997, and Senior Vice President and Chief Financial Officer for Western National Bank from 1984-1994. Prior to 1984 Ms. Gallagher served in various tax positions with Arthur Andersen & Co., GRA, Inc. and Commerce Bank. Ms. Gallagher is a certified public accountant and received her Bachelor of Science in Business Administration from the University of Missouri-Kansas City, Missouri.

COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Philosophy and Objectives
The objective of Syntroleum’s executive compensation policy is to attract, retain and motivate highly qualified individuals and to align their interests with our shareholders. We do this by offering competitive, interrelated compensation components that are designed to reward them for results that have been identified as important factors in enhancing shareholder value. The tables that you find in this proxy statement contain specific information about the compensation earned or paid in 2010, 2009 and 2008 to Edward G. Roth and Karen L. Gallagher, whom we refer to as our “named executive officers” as of December 31, 2010.
Role of the Nominating and Compensation Committee and Management
The Nominating and Compensation Committee determines cash bonuses and stock option and restricted stock awards and changes in remuneration to our executive officers. Bonuses and grants of stock options and restricted stock are individually determined and administered by the nominating and compensation committee. The Chief Executive Officer works with the Nominating and Compensation Committee in the design of the plans and makes recommendations to the committee regarding the salaries and bonuses of executive officers that report directly to him as well as the salaries and bonuses and the award of options and restricted stock to other employees.
Our executive compensation guidelines, as established by the Nominating and Compensation Committee, are designed to pay a base salary generally measured below the 50th percentile of base salaries paid by other peer group companies, as adjusted to take into account differences in revenue size and for individual performance. Our peer group companies have similar low current sales with high market to sales ratios. This is an indicator that the peer group is in a similar pre-commercialization stage in their business life cycle. The Nominating and Compensation Committee has determined Syntroleum’s peer group to include Andersons Inc., Aventine Renewable Energy Holdings, Inc., Ballard Power Systems, Inc., BioFuel Energy Corporations, Evergreen Energy, Inc., FuelCell Energy Inc., Fuel-Tech, Inc., Global Energy Holdings Group, Headwaters Inc., Pacific Ethanol, Rentech Inc., Synthesis Energy Systems, and Verenium Corporations. As the Company is in the pre-commercialization stage of business life and cash is a key performance indicator to the Company, the Nominating and Compensation Committee deems it appropriate to pay a base salary below average at this point in the Company’s business life. Based on compensation data for 2008, the chief executive officer was paid in the 11th percentile compared to the peer group listed above. Mr. Roth’s salary is paid under the terms of an employment agreement described below.
Incentive compensation takes the form of equity and cash. As part of this process, the Nominating and Compensation Committee recommends the Chief Executive Officer’s incentive compensation award to the board for approval and reviews and approves the awards recommended by the Chief Executive Officer with respect to the other executive officer. Such awards reward participants for achieving established cost targets and prosecuting the business of the company, reward execution of the business plan and success in execution beyond budgeted or expected values, and reward performance related to specific commercialization projects. These awards can take the form of cash or Syntroleum Corporation restricted stock or options with performance vesting schedules. In 2009 and 2010, these awards took the form of cash and in 2008 Syntroleum Corporation restricted stock or options with vesting aligned with certain company based performance objectives. All cash or equity grants to named executive officers are approved by the Nominating and Compensation Committee.
Typically, increases in base compensation occur upon significant changes in job responsibility or notable changes in the job market. Normally, previous compensation actions do not influence current year’s awards or grants except in the case of awards intended to cover multi-year periods.
Elements of Compensation Plan
Our compensation plan for key executives includes long-term milestone based incentives. We believe that by making milestone based incentives the basis for incentive awards provides the board with a means to emphasize and monitor management’s progress towards our key strategic goals. Based on the Nominating and Compensation Committee’s reviews of executive compensation, it was determined that the plan would be primarily comprised of base pay, incentive compensation and long-term incentive compensation. Base pay would be comprised of an executive’s salary, while incentive compensation consists of cash bonuses or immediately vested stock awards and would reward the executive for cost target performance during the year as measured against individual performance and reward execution of the business plan. Long-term incentive compensation is meant to reward multi-year achievements with awards given in stock options and restricted stock with vesting based on the occurrence of Company project related intermediate milestones. Long-term incentive compensation will take the form of stock and be performance based. By providing these three pieces of compensation it was determined that incentives would be in place to achieve strategic short-term milestones, while the long-term incentive compensation would be used to reinforce the sense of shared purpose, overall shareholder returns and focus executives on key longer term strategic and financial milestones. From time to time, individual or corporate achievements or market pressures may merit additional discretionary grants being given throughout the year. It is not our practice to time these grants prior to the release of material information but rather to provide these grants during the normal course of business. These would be granted at the Nominating and Compensation Committees’ discretion.
The allocation among these compensation elements depends on performance objectives and market pressures. Generally more emphasis is placed on incentive compensation than base salary. Grants of incentive and long-term incentive compensation were generally at least 50% of the named executive compensation package.
Base Pay
Base salary is generally measured below the 50th percentile of base salaries paid by other peer group companies, as adjusted to take into account differences in market capitalization and for individual performance. Base pay is designed to be competitive with salary levels for comparable executive positions at other peer group companies engaged in the development of new technologies. The Nominating and Compensation Committee reviews such comparable salary information as one factor to be considered in determining the base pay for our executive officers. The Nominating and Compensation Committee also considers other factors, including that officer’s responsibilities, experience, leadership, potential future contribution and demonstrated individual performance measured against strategic business objectives. As the Company is in the pre-commercialization stage of business, the Nominating and Compensation Committee considers the liquidity of the Company when factoring base pay into management salaries and therefore pays base salaries below average for named executive officers. Our philosophy and practice is to place a significant emphasis on incentive and long-term incentive compensation. The Nominating and Compensation Committee also considers internal pay equity among the executive officers and employees generally. The types and relative importance of the strategic business objectives and financial objectives vary among our executives depending on their positions and the particular operations and functions for which they are responsible. The compensation committee reviews base salaries annually. These salaries are reviewed at the first board meeting of each year and were not increased in 2010. Annual base salaries for Edward G. Roth and Karen L. Gallagher are currently $260,000 and $175,000, respectively.
Incentive Compensation
Incentive compensation takes the form of annual cash or equity bonuses paid at specific targets ranging from 25% to 50% of salary for key executives based on our compensation plan structure. These payouts are based on the Nominating and Compensation Committee’s review of individual performance related to cost targets and prosecution of the business of the Company. The annual bonus is not typically dependent on macroeconomic conditions. Annual bonuses are paid to our executive officers pursuant to our Syntroleum Incentive Compensation Plan, which provides for cash bonuses based on achievement over the course of the year of performance objectives. The amount each executive officer receives is determined by the Nominating and Compensation Committee and the board of directors and depends on the individual’s performance and level of responsibility. Typically executive officers may receive cash bonuses of 25% to 50% of their annual salary depending on the achievement of individual and company goals during the year. There is no limitation on the annual bonus if individual achievement and company goals are exceeded during the year. Competitive market factors for employee retention are taken into account as well as corporate performance when making these determinations. Successful achievement of all goals and objectives is not required for bonuses to be paid out. However, the amount of bonus paid is significantly impacted by lack of goal achievement. A minimum bonus threshold is included in Edward G. Roth’s employment agreement requiring bonuses of at least 50% of annual salary each year. Increases to this amount are based on the factors described above.
Incentive compensation may also take the form of a performance cash bonus paid at specific targets. These payouts are based on the Nominating and Compensation Committee’s review of execution of the business plan and success in that execution beyond budgeted or expected values. These bonuses are dependent on project related profitability and collections of profits. All business development, legal and final execution costs of a project are considered when determining profitability of a project. The amount each executive officer receives is determined by the Nominating and Compensation Committee and the board of directors and depends on the individual’s performance and level of responsibility related to the execution of the business plan and individual project.
In March of 2009, upon the successful execution of technology transfer revenue contracts, the Nominating and Compensation Committee approved performance cash bonuses to be paid out upon collection of receivables from these contracts. In 2009, the Company paid $1,144,456 and $240,625 to Edward G. Roth and Karen L. Gallagher, respectively for the execution and collection of funds from the revenue contracts and for the return of certain equity awards. At the time of such payment, Mr. Roth forfeited his rights to stock options granting him the right to purchase 785,000 shares of common stock.

At the end of 2010 individual performance ratings were determined for executives and it was determined that individual performance was in line with expectations, cash bonuses related to 2010 individual performance were paid on December 24, 2010 to Edward G. Roth and Karen L. Gallagher in the amounts of $200,000 and $35,000, respectively. These bonuses were 77% and 20% of 2010 annual salaries, respectively.
The nomination and compensation committee expectations for 2010 included fiscal responsibility, expansion or engineering services, and execution of key projects, including collection of receivables from these projects. The Company was under budget on all capital expenditures and expenses and exceeded budgeted revenues. The engineering team performed engineering work and provided licensor assistance throughout 2010 on the Dynamic Fuels Plant as well as worked on additional studies for other clients. Key projects for the Company for 2010 included, leased pilot plant operations for a client with successful data collected, dismantlement of our Catoosa Demonstration Facility for shipment to China to be reconstructed and operated by our client and licensor assistance and construction activities for our Dynamic Fuels Plant. Ms. Gallagher and Mr. Roth played key roles in leading all of these activities for the Company and managing the staff and Company funds to achieve each of these goals. Given the committee’s view of their contributions to key roles in the Company the decision was made to make these payments in cash.
Performance Based Long-Term Equity Incentive Compensation
Long-term incentive compensation is tied directly to Company project related milestones that if achieved, are expected to increase stockholder return. Long-term incentive compensation consists of stock options and restricted stock, which generally vest based on specified performance measures such as company milestones. The specific milestones are listed below. The vesting amounts differ upon each milestone. Vesting of 60% or more of the award occurs upon the final milestone, successful project completion and operation. The exercise price of stock options is generally equal to the fair market value of the common stock on the date of grant. Accordingly, executives receiving stock options and restricted stock are rewarded only if the market price of the common stock appreciates. Stock options and restricted stock are thus designed to align the interests of our executive officers and other employees with those of our stockholders by encouraging executives to enhance our value and, hence, the price of the common stock and stockholder return. In determining whether to grant stock options or restricted stock to executive officers, the Nominating and Compensation Committee considers a variety of factors, including that executive’s current ownership stake in our company, the degree to which increasing that ownership stake would provide the executive with additional incentives for future performance, the likelihood that the grant of those options or restricted stock would encourage the executive to remain with our company, prior option grants (including the size of previous grants and the number of options and shares of restricted stock held), peer group analysis of similar positions and the value of the executive’s service to our company. Historical grants of long-term incentive compensation have been in line with peer group analysis. The compensation committee also considers these factors when determining whether to grant stock options or restricted stock to other employees. Stock option grants were previously granted annually with time vesting. Performance based grants are given out less frequently and timed to changes in our long-term performance measures.
In November of 2008, the board approved performance based grants of stock or option awards to all employees, including officers. These grants pertain to milestones listed below and additional grants will not be granted annually. The Nominating and Compensation Committee reviewed the amount of awards to each officer and employee and considered contributions to company milestones and comparable compensation packages for officers within the same industry. Upon completion of this analysis the Nominating and Compensation Committee granted an additional award of restricted stock to Mr. Roth of 1,000,000 shares. Ms. Gallagher received options in the amount of 485,000 at an exercise price of $0.66. In exchange for this award, Ms. Gallagher turned back her previous unvested stock award of 150,000 shares. These awards vest as follows:
•	Approximately 12% total vesting, upon the date of closing of the financing for the construction of a commercial Bio-Synfining Plant (the “Plant”); and

•	Approximately 12% total vesting, upon the date of the groundbreaking of the above Plant’s construction; and

•	Approximately 15% total vesting, upon the date of completion start-up operations and commencement of the Plant’s commercial operations; and

•	Approximately 61% total vesting, upon the successful completion of the performance testing on the Plant.
These awards were granted pursuant to the Company’s 2005 Stock Incentive Plan. The first three milestones have been achieved and the corresponding options and shares have vested. The Awards also vest upon death, disability, retirement, resignation for good reason and a change in control.

Benefits
Benefits are part of the overall competitive compensation program designed to attract and retain employees including executive officers. The named executive officers participate in the same benefit programs as our general employee population.
Severance and Retirement
We have severance agreements with all of our named executive officers who remained employed by us following the 2007 restructure of our work force. Our severance agreements provide for the payment of salary for periods after the date of termination of employment that vary depending primarily upon the position held by the employee and the event giving rise to the termination of employment. The payment of severance is intended to provide financial security to the executive at competitive levels to attract and retain executive officers.
Stock Ownership Guidelines
Syntroleum does not have specific equity or other security ownership requirements or guidelines for management. However, management is encouraged to take an ownership stake in the company and is specifically compensated with a trend towards equity compensation for both cash conservancy and long-term growth opportunities. Margin accounts of our common stock held by executive officers and trading in derivatives of our common stock by executive officers are discouraged but not specifically disallowed by corporate policy. Under our Code of Ethics and Conduct all insiders are bound by the rules of insider trading and speculation in Syntroleum stock is discouraged.
Compliance with Internal Revenue Code Section 162(m)
Section 162(m) of the Internal Revenue Code generally disallows a deduction to public companies to the extent of excess annual compensation over one million dollars paid to the chief executive officer or to any of the four other most highly compensated executive officers, except for qualified performance-based compensation. While the board considers all compensation paid to the Chief Executive Officer and the named executive officers to be performance-based, it does not meet all the definitions of “performance based” compensation in Section 162(m). The compensation committee strongly believes that retaining discretion in determining awards within the parameters of the performance goals is essential for long-term success. In the past, the effect of the amounts paid in excess of the deductibility amount has been immaterial to our tax return. We plan to review executive compensation as appropriate and take action as may be necessary to preserve the deductibility of compensation payments to the extent reasonably practical and consistent with our compensation objectives.
EXECUTIVE COMPENSATION
The following Summary Compensation Table provides information regarding the compensation awarded to or earned during the years ended December 31, 2010, 2009 and 2008 by the persons named in the table, who we refer to in this proxy statement as our “named executive officers”. The tables following the Summary Compensation Table provide additional detail with respect to grants of plan-based awards, the value of outstanding equity awards as of December 31, 2010, the value of options exercised and stock awards that vested during 2010 and estimates of changes of control and post-employment benefits.

Summary Compensation Table

							Change in
						Non-	Pension Value
						Equity	&
						Incentive	Nonqualified
						Plan	Deferred
				Stock	Option	Compens	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	ation	Earnings	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)(1)	(f)(1)	(g)(2)	(h)	(i)(3)	(j)
Edward G. Roth; President and Chief Executive Officer	2010	260,000	—	—	—	200,000	—	11,000	471,000
	2009	260,000	—	—	—	1,324,456	—	11,000	1,595,456
	2008	260,000	160,000	330,000	—	130,000	—	10,250	890,250
Karen L. Gallagher; Senior Vice President Finance and Principal Financial Officer	2010	175,000	—	—	—	35,000	—	11,000	221,000
	2009	175,000	—	—	—	287,875	—	11,000	473,875
	2008	175,000	87,500	—	126,350	54,688	—	10,250	453,788

(1)	The amounts in columns (e) and (f) reflect the grant date fair value of awards during the covered year. Grant date fair value is determined in accordance with the applicable Accounting Standard Codification 718, Stock Compensation. These amounts do not reflect whether the named executive officers have actually realized a financial benefit from the awards. For information on the assumptions used to calculate the value of the awards, refer to Note 8 to our consolidated financial statements in our annual report on form 10-K for the fiscal year ended December 31, 2010. The awards listed above are all performance based awards. The grant date fair value listed is based on the probable outcome of the performance conditions. The Company has disclosed the maximum performance value based on the probability of achieving these goals.

(2)	The amounts in column (g) reflect the cash awards to the named executive officers under the Syntroleum compensation plan, which is discussed in further detail under “Compensation Discussion and Analysis-Incentive Compensation”.

(3)	Amounts shown in column (i) represent a Company match of 401(k) contributions paid in the form of Company stock.
We have entered into employment agreements with our two executive officers and 10 of our employees. These agreements provide for annual base salaries that we may increase from time to time. In addition, each employment agreement entitles the employee to participate in employee benefit plans that we may offer to our employees from time to time.
Under each agreement, employment may be terminated as follows: by us upon the employee’s death, disability or retirement; by us upon the dissolution and liquidation of our company (unless our business is thereafter continued); by us for just cause; by the mutual agreement of the employee and us; and by either us or the employee upon 15 days’ written notice.
For a description of our severance and change of control arrangements with the named executive officers see “2010 Potential Payments upon Termination or a Change in Control Table.”
All agreements prohibit the employee from disclosing to third parties, directly or indirectly, our trade secrets, either during or after the employee’s employment with our company, other than as required in the performance of the employee’s duties. The agreement also provides that the employee will not have or claim any right, title or interest in any trademark, service mark or trade name that we own or use. The employee agrees to irrevocably assign to us all of the employee’s right, title and interest in and to any and all inventions and works of authorship made, generated or conceived by the employee during his or her period of employment with us and which related to our business or which were not developed on the employee’s own time. Each employee further agrees that during the period of employment with us and for a period of two years following the termination of employment, the employee will not engage in certain activities related to our business.
Mr. Roth’s employment agreement, dated as of April 24, 2007, has a 48 month initial term and is automatically renewed for successive 12 month terms. The agreement provides for a $260,000 annual salary and a minimum annual bonus equal to 50% of base salary. Our board may in its discretion increase these amounts.
Mr. Gallagher’s employment agreement, dated as of June 13, 2007, has an initial term of 12 months and is automatically renewed for successive 12 month terms. The agreement provides for a $175,000 annual salary subject to increase in our discretion.

2010 Grants of Plan-Based Awards
The following table provides information regarding the individual grants of plan-based awards during the last completed fiscal year to the named executive officers.

								All	All Other
								Other	Option
								Stock	Awards:
								Awards:	Number
		Estimated Future Payouts			Estimated Future Payouts			Number	of	Exercise
		Under Non-Equity Incentive			Under Equity Incentive			of	Securities	or Base	Grant Date
		Plan Awards			Plan Awards			Shares	Under-	Price of	Fair Value
		Thres		Maxi-	Thres		Maxi-	of Stock	lying	Option	of Stock and
	Grant	-hold	Target	mum	-hold	Target	mum	or Units	Options	Awards	Option
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	Awards
(a)	(b)	(c)	(d)(2)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)(1)
Edward G. Roth;	12/24/10		200,000
President and Chief Operating Officer
Karen L. Gallagher;	12/24/10		35,000
Senior Vice President of Finance and Principal Financial Officer

(1)	The amounts in column (l) reflect the fair value on the date of grant for options and stock issued during 2010 that fall within the scope of guidance issued on Stock Based Compensation by the financial accounting standards board. Assumptions used in the calculation of these amounts are included in note8 to the our audited financial statements for the fiscal year ended December 31, 2010, included in our Annual Report on Form 10-K.

(2)	The amounts in column (d) reflect the cash awards to the named executive officers, which is discussed in further detail under “Compensation Discussion and Analysis-Incentive Compensation”.

2010 Outstanding Equity Awards at Fiscal Year-End
The following table provides information on the current holdings of stock options and stock awards by the named executive officers which includes unexercised and unvested stock options and unvested restricted stock as of December 31, 2010.

	Option Awards					Stock Awards
Equity
								Equity	Incentive
								Incentive	Plan
								Plan	Awards:
								Awards:	Market or
								Number	Payout
			Equity					of	Value of
			Incentive					Unearned	Unearned
	Number		Plan Awards:			Number	Market	Shares,	Shares,
	of	Number of	Number of			of Shares	Value of	Units or	Units or
	Securities	Securities	Securities			or Units	Shares or	Other	Other
	Underlying	Underlying	Underlying			of Stock	Units of	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option		That	Stock That	That Have	That Have
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Not	Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)(3)	(e)	(f)	(g)	(h)	(i)(1)	(j)(2)
Edward G. Roth;						—	—	900,000	1,665,000
President and Chief Operating Officer
	150,000	—	—	2.89	12/8/16	—	—	—	—
Karen L. Gallagher;	—	—	365,000	0.66	11/21/18	—	—	—	—
Senior Vice President of Finance and Principal Financial Officer

(1)	The amounts in column (i) reflect performance based restricted stock awards granted during 2008 for Mr. Roth. For detailed information on these grants refer to “Compensation Discussion and Analysis-Performance Based Long-Term Equity Incentive Compensation”.

(2)	The amounts in column (j) reflect the fair value on December 31, 2010 based on a closing market price of $1.85 per share.

(3)	The amounts in column (d) reflect performance based options granted during 2008 for Ms. Gallagher. For detailed information on these grants refer to “Compensation Discussion and Analysis-Performance Based Long-Term Equity Incentive Compensation”.

2010 Option Exercises and Stock Vested
The following table provides information on the exercise of stock options and the vesting of restricted stock for the named executive officers during 2010.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)(1)
Edward G. Roth; President and Chief Operating Officer	—	—	175,000	313,250
Karen L. Gallagher; Senior Vice President of Finance and Principal Financial Officer	—	—

(1)	The value realized in column (e) is equal to the number of vesting shares multiplied by the closing stock price on the vest date.
Post Employment Benefits/Change of Control Arrangement
Each of our employment agreements with our executive officers and key employees may be terminated as follows: (i) by us upon the employee’s death, disability or retirement; (ii) by us upon the dissolution and liquidation of our company (unless our business is thereafter continued); (iii) by us for just cause; (iv) by the mutual agreement of the employee and us; and (v) by either us or the employee upon 15 days’ written notice.
If we terminate Mr. Roth’s employment for any reason other than as noted in (i) or (iii) above, Mr. Roth is entitled to receive the greater of (a) an amount equal to 300% of his annual salary payable over 24 months or (b) an amount equal to 150% of his monthly salary for the number of months remaining in the stated term of his agreement. As of December 31, 2010, three months remained in the term of Mr. Roth’s agreement. The employment agreement of Ms. Gallagher provides for severance equal to three months of her full base salary as in effect on the date of her termination of employment.
In the event of a change in control of our company and a termination in the executive’s employment within one year period immediately following the change of control, the employee is entitled to receive substantially the same amounts as the severance amounts provided above payable over the same periods as described above and will receive a vested right to all shares and options outstanding.

2010 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE
Our executives are entitled to receive payments upon termination of their employment as described below. The following table summarizes these payments under different termination of employment scenarios and reflects the estimated value of those payments had the termination occurred effective December 31, 2010.
The plans and agreements under which the payments summarized in the following table would be made are described above.

		Before Change in	After Change in
		Control	Control
		Termination	Termination
		w/o Cause or for	w/o Cause or	Voluntary			Change in
Name	Benefit	Good Reason	for Good Reason	Termination	Death	Disability	Control
Edward G. Roth; President and Chief Operating Officer	Severance pay	780,000	780,000	—	—	—	780,000
	Equity(1)	1,665,000	1,665,000	—	1,665,000	1,665,000	1,665,000
	Total	2,445,000	2,445,000	—	1,665,000	1,665,000	2,445,000
Karen L. Gallagher; Senior Vice President of Finance and Principal Financial Officer	Severance pay	43,749	43,749	—	—	—	43,749
	Equity(1)	434,350	434,350	—	434,350	434,350	434,350
	Total	478,099	478,099	—	478,099	478,099	478,099

(1)	Equity values assume December 31, 2010 stock price of $1.85 and immediate exercise or sale at termination.
Compensation Committee Report
The Nominating and Compensation Committee has reviewed and discussed the compensation discussion and analysis with management and has recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement.
Nominating and Compensation Committee
Alvin R. Albe, Jr.
Frank M. Bumstead
P. Anthony Jacobs
Robert B. Rosene, Jr. (Chairman)
James R. Seward

STOCKHOLDER PROPOSALS
Rule l4a-8 under the Securities and Exchange Act of 1934 addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of stockholders. Under Rule l4a-8, proposals that stockholders intend to have included in our proxy statement for the 2012 annual meeting of stockholders should be received by our corporate secretary no later than March 15, 2012. However, if the date of the 2012 annual meeting of stockholders changes by more than 30 days from the anniversary date of the 2011 annual meeting, the deadline is a reasonable time before we begin to print and mail our proxy materials. Stockholder proposals must also be otherwise eligible for inclusion.
If a stockholder desires to bring a matter before an annual or special meeting and the proposal is submitted outside the process of Rule 14a-8, the stockholder must follow the procedures set forth in our bylaws. Our bylaws provide generally that stockholder proposals for an annual meeting may be made by a stockholder only if (1) the stockholder is a stockholder of record and is entitled to vote at the meeting, and (2) the stockholder gives timely written notice of the proposal to our corporate secretary. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, our principal executive offices not less than 70 days nor more than 90 days prior to the first annual anniversary of the prior year’s annual meeting of stockholders. Under our bylaws, proposals that stockholders intend to have included in our proxy statement for the 2012 annual meeting of stockholders should be received by our corporate secretary no earlier than June 9, 2012 or later than June 29, 2012. However, if the date of the annual meeting of stockholders is advanced by more than 20 days or delayed by more than 70 days from such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting of stockholders and not later than the close of business on the later of the 70th day prior to such annual meeting of stockholders or the tenth day following the day on which we first publicly announce the date of such meeting.
TRANSACTION OF OTHER BUSINESS
As of the date of this proxy statement, the board of directors is not aware of any matters other than those set forth herein that will come before the meeting. Should any other matter requiring the vote of stockholders arise at the meeting, proxies will be voted on that matter in accordance with the judgment of the person or persons voting the proxies.
Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the annual meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy card exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope, or submit your proxy by telephone or the Internet in accordance with the instructions on your proxy card. Please act promptly to ensure that you will be represented at this important meeting.
WE WILL PROVIDE WITHOUT CHARGE ON THE WRITTEN REQUEST OF ANY PERSON SOLICITED HEREBY A COPY OF OUR ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2010. WRITTEN REQUESTS SHOULD BE MAILED TO KAREN L. GALLAGHER, SENIOR VICE PRESIDENT, PRINCIPAL FINANCIAL OFFICER AND CORPORATE SECRETARY, SYNTROLEUM CORPORATION, 5416 SOUTH YALE, SUITE 400, TULSA, OKLAHOMA 74135.

By Order of the Board of Directors,
/s/ Karen L. Gallagher

Karen L. Gallagher Senior Vice President of Finance, Principal Financial Officer and Corporate Secretary July 15, 2011

Important Notice Regarding the Availability of Proxy Materials for Shareholder Meeting to be held on Thursday, September 8, 2011, for Syntroleum Corporation.
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy statement and annual report, go to www.proxydocs.com/synm. To submit your proxy while visiting this site you will need the 12 digit control number in the box below.
Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. We have chosen to use these procedures for our 2011 Annual Meeting and need YOUR participation.
If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s annual meeting, please make this request on or before August 30, 2011.
For a Convenient Way to VIEW Proxy Materials _ and VOTE Online go to: www.proxydocs.com/synm
Proxy Materials Available to View or Receive: 1. Annual Report / Proxy Statement
Printed material may be requested by one of the following methods:
* If requesting material by e-mail, please send
You must use the 12 digit control number a blank e-mail with the 12 digit control number located in the shaded gray box below. (located below) in the subject line. No other requests, instructions or other inquiries should
be included with your e-mail requesting material.
ACCOUNT NO. SHARES
Syntroleum Corporation. Notice of Annual Meeting
Date: Thursday, September 8, 2011
Time: 2:00 P.M. (Central Time)
Place: 5416 S. Yale, 4th Floor, Tulsa, OK 74135
The purpose of the Annual Meeting is to take action on three proposals:
1. Election of Class C Directors
Nominees 01 Alvin R. Albe, Jr. 02 Edward G. Roth
2. Proposal 2 — Ratify the appointment of HoganTaylor LLP as our independent registered public accounting firm.
3. Proposal 3 — Advisory vote on compensation of named executive officers. 4. Proposal 4 — Frequency of advisory vote on the compensation of named executive officers.
5. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.
The Board of Directors recommends that you vote FOR each of the Proposals and “1 YEAR” on proposal 4.
Should you require directions to the annual meeting, please call 918-592-7900.
Vote In Person Instructions: While we encourage shareholders to vote by the means indicated above, a shareholder is entitled to vote in person at the annual meeting. Additionally, a share holder who has submitted a proxy before the meeting may revoke that proxy in person at the annual meeting.

ANNUAL MEETING OF SYNTROLEUM CORPORATION Date: Thursday, September 8, 2011 Time: 2:00 P.M. (Central Time) Place: 5416 S. Yale, 4th Floor, Tulsa, OK 74137 See Voting Instructions on Reverse Side.
Please make your marks like this: Use dark black pencil or pen only
Board of Directors Recommends a Vote FOR proposals 1, 2 and 3, and 1 YEAR on proposal 4. 1: Election of Class C Directors Directors Recommend For _____ Withhold
01 Alvin R. Albe, Jr. For 02 Edward G. Roth For
For Against Abstain
2: Ratification of the appointment of For HoganTaylor LLP as our independent registered public accounting firm.
3: Advisory vote on compensation of named For executive officers. 1 year 2 years 3 years Abstain 1
4: Frequency of advisory vote on the Year compensation of named executive officers.
5: To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.
To attend the meeting and vote your shares in person, please mark this box. Authorized Signatures — This section must be completed for your Instructions to be executed.
Please Sign Here _____ Please Date Above Please Sign Here _____ Please Date Above
Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.
Please separate carefully at the perforation and return just this portion in the envelope provided.
Annual Meeting of Syntroleum Corporation to be held on Thursday, September 8, 2011 for Holders as of July 8, 2011
This proxy is being solicited on behalf of the Board of Directors VOTED BY: INTERNET _____ TELEPHONE
Call
Go To 866-390-5395 www.proxypush.com/synm
Cast your vote online. UUse any touch-tone telephone. U OR View Meeting Documents. U Have your Proxy Card/Voting Instruction Form ready. U UFollow the simple recorded instructions. MAIL OR UMark, sign and date your Proxy Card/Voting Instruction Form.
UDetach your Proxy Card/Voting Instruction Form. UReturn your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.
The undersigned hereby appoints Karen L. Gallagher and Edward G. Roth, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Syntroleum Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2, 3 AND 4 AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 5.
All votes must be received by 5:00 P.M., Eastern Time, September 7, 2011.
All votes for 401(k) participants must be received by 5:00 P.M., Eastern Time, September 4, 2011.
PROXY TABULATOR FOR SYNTROLEUM CORPORATION P.O. BOX 8016 CARY, NC 27512-9903
EVENT # CLIENT # OFFICE #

Revocable Proxy — Syntroleum Corporation
Annual Meeting of Shareholders
September 8, 2011, 2:00 P.M. (Central Time)
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned appoints Karen L. Gallagher and Edward G. Roth, each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of common stock of Syntroleum Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders on Thursday, September 8, 2011 at 2:00 P.M. (Central Time), and any and all adjournments thereof, as set forth below.
This proxy is revocable and will be voted as directed. However, if no Instructions are specified, this proxy will be voted FOR the nominees for directors specified in Proposal 1 and FOR Proposal 2 and 3 and 1 YEAR on proposal 4.
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)